Exhibit 32.1

CERTIFICATE OF PRINCIPAL EXECUTIVE OFFICER PURSUANT TO

18 U.S.C. SECTION 1350, AS ENACTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Seitel, Inc. (the “Company”) on Form 10-K for the fiscal year ended December 31, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Robert D. Monson, President and Principal Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 14, 2012

/s/ Robert D. Monson
Robert D. Monson
President and Principal Executive Officer

A signed original of this written statement, required by Section 906, has been provided to the Company and will be furnished to the Securities and Exchange Commission or its staff upon request.